EXHIBIT 23.1








              Consent of Independent Certified Public Accountants




The Board of Directors
CapMAC Holdings Inc.:


We consent to the use of our reports included herein and to the reference to our Firm under the heading "Experts" in the Registration Statement.

Our reports dated January 31, 1996, refer to the Company's adoption at December 31, 1993 of Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities".


                                           /s/ KPMG Peat Marwick LLP

New York, New York
June 28, 1996